EXHIBIT 10.2

Execution Copy

US GUARANTY

This US GUARANTY (this “US Guaranty”), dated as of January    , 2005, by and among the Guarantors identified as such on the signature page hereof (each, a “Guarantor” and collectively, “Guarantors”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and as agent (in such capacity, “US Agent”) for itself and the US Lenders and the Collateral Agent (as such terms are defined in the Credit Agreement hereinafter defined) from time to time signatory to the Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among RESOLUTION PERFORMANCE PRODUCTS INC., a Delaware corporation (“Holdings”), RESOLUTION PERFORMANCE PRODUCTS LLC, a Delaware limited liability company (“RPP USA”, and together with any other Credit Party (as defined below) that is approved by the US Lenders to be a US Borrower thereunder, each, individually, a “US Borrower” and, collectively and jointly and severally, the “US Borrowers”), RESOLUTION EUROPE B.V, a company organized under the laws of The Netherlands (“Netherlands Op. Co.”, and together with any other Credit Party (as defined below) that is approved by the Netherlands Lenders to be a Netherlands Borrower thereunder, each, individually, a “Netherlands Borrower” and, collectively and jointly and severally, the “Netherlands Borrowers” and together with the US Borrowers, each, individually, a “Borrower” and, collectively (but not jointly and severally), the “Borrowers”), the other persons designated as “Credit Parties” on the signature pages thereof, the US Lenders, GENERAL ELECTRIC CAPITAL CORPORATION, as US Agent, US L/C Issuer and as collateral agent (in such capacity, “Collateral Agent”), the Netherlands Lenders, and GE LEVERAGED LOANS LIMITED, as Netherlands Agent, Netherlands L/C Issuer and Netherlands Security Trustee (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), Lenders have agreed to make Loans to, and incur Letter of Credit Obligations for the benefit of, Borrowers;

WHEREAS, Guarantors are, in the case of Holdings, the parent corporation of RPP USA and a Credit Party, and in the case of all other Guarantors, Domestic Subsidiaries of a US Borrower and Credit Parties, and as such will derive direct and indirect economic benefits from the making of the Loans and other financial accommodations provided to US Borrowers pursuant to the Credit Agreement; and

WHEREAS, in order to induce US Agent and US Lenders to enter into the Credit Agreement and other Loan Documents and to induce US Lenders to make the US Revolving Credit Advances and US Swing Line Advances (collectively, “US Loans”) and to incur US Letter of Credit Obligations as provided for in the Credit Agreement, Guarantors have agreed to guarantee payment of the US Obligations;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce US Lenders to provide the US Loans and other financial accommodations under the Credit Agreement, it is agreed as follows:

1.                                       DEFINITIONS.

Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined herein.

References to this “US Guaranty” shall mean this US Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this US Guaranty as the same may be in effect at the time such reference becomes operative.

2.                                       THE GUARANTY.

2.1                                 Guaranty of Guaranteed Obligations of US Borrower.  Each Guarantor hereby jointly and severally unconditionally guarantees to US Agent and US Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the US Obligations of US Borrowers (hereinafter the “Guaranteed Obligations”).  Guarantors agree that this US Guaranty is a guaranty of payment and performance and not of collection, and that their obligations under this US Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(a)                                  the genuineness, validity, regularity, enforceability or any future amendment of, or change in this US Guaranty, any other Loan Document or any other agreement, document or instrument to which any US Credit Party is or may become a party;

(b)                                 the absence of any action to enforce this US Guaranty or any other Loan Document or the waiver or consent by US Agent and/or US Lenders with respect to any of the provisions thereof;

(c)                                  the existence, value or condition of, or failure to perfect its Lien against, any US Collateral for the Guaranteed Obligations or any action, or the absence of any action, by US Agent and/or Collateral Agent in respect thereof (including, without limitation, the release of any such security); or

(d)                                 the insolvency of any US Credit Party; or

(e)                                  any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by each Guarantor that its obligations under this US Guaranty shall not be discharged until the US Termination Date.  Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations.  Each Guarantor agrees that any notice or directive given at any time to US Agent which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by US

Agent and US Lenders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this US Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this US Guaranty, unless US Agent and US Lenders have specifically agreed otherwise in writing.  It is agreed among each Guarantor, US Agent and US Lenders that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this US Guaranty and such waivers, US Agent and US Lenders would decline to enter into the Credit Agreement.

2.2                                 Demand by US Agent or US Lenders.  In addition to the terms of the US Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Credit Agreement (including all accrued interest thereon) is declared to be or shall become immediately due and payable, then Guarantors shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders.  Payment by Guarantors shall be made to US Agent in immediately available funds to an account designated by US Agent or at the address set forth herein for the giving of notice to US Agent or at any other address that may be specified in writing from time to time by US Agent, and shall be credited and applied to the Guaranteed Obligations.

2.3                                 Enforcement of US Guaranty.  In no event shall US Agent or Collateral Agent have any obligation (although it is entitled, at its option) to proceed against any Borrower or any other US Credit Party or any US Collateral pledged to secure Guaranteed Obligations before seeking satisfaction from any or all of the Guarantors, and US Agent or Collateral Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of US Agent’s or Collateral Agent’s rights hereunder, to exercise any right or remedy which it may have against any US Collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

2.4                                 Waiver.  In addition to the waivers contained in Section 2.1 hereof, Guarantors waive, and agree that they shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantors of their Guaranteed Obligations under, or the enforcement by US Agent, Collateral Agent or US Lenders of, this US Guaranty. Guarantors hereby waive diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in any US Borrower’s financial condition or any other fact which might increase the risk to Guarantors) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this US Guaranty.  Guarantors represent, warrant and jointly and severally agree that, as of the date of this US Guaranty, their obligations under this US Guaranty are not subject to any offsets or defenses against US Agent, Collateral Agent or US Lenders or any US Credit Party of any kind.  Guarantors further jointly and severally agree that their obligations under this US Guaranty shall not be subject to any counterclaims, offsets or defenses against US Agent or any US Lender or against any US Credit Party of any kind which may arise in the future.

2.5                                 Benefit of US Guaranty.  The provisions of this US Guaranty are for the benefit of US Agent and US Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any US Credit Party and US Agent, Collateral Agent or US Lenders, the obligations of any US Credit Party under the Loan Documents.  In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by US Agent, Collateral Agent or any US Lender to any Person or Persons, any reference to “US Agent”, “Collateral Agent” or “US Lender” herein shall be deemed to refer equally to such Person or Persons.

2.6                                 Modification of Guaranteed Obligations, Etc.  Each Guarantor hereby acknowledges and agrees that US Agent, Collateral Agent and US Lenders may at any time or from time to time, with or without the consent of, or notice to, Guarantors or any of them:

(a)                                  change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

(b)                                 take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

(c)                                  amend or modify, in any manner whatsoever, the Loan Documents;

(d)                                 extend or waive the time for any US Credit Party’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)                                  take and hold US Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which US Agent, Collateral Agent or US Lenders have been granted a Lien, to secure any Guaranteed Obligations;

(f)                                    release anyone who may be liable in any manner for the payment of any amounts owed by any US Credit Party to US Agent, Collateral Agent or any US Lender;

(g)                                 modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any US Credit Party are subordinated to the claims of US Agent, Collateral Agent and US Lenders; and/or

(h)                                 apply any sums by whomever paid or however realized to any amounts owing by any Credit Party to US Agent, Collateral Agent or any US Lender in such manner as US Agent or any US Lender shall determine in its discretion;

and US Agent, Collateral Agent and US Lenders shall not incur any liability to Guarantors as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantors or any of them under this US Guaranty.

2.7                                 Reinstatement.  This US Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any US Credit Party or any Guarantor for liquidation or reorganization, should any US Credit Party or any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such US Credit Party’s or such Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by US Agent, Collateral Agent or any US Lender, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

2.8                                 Waiver of Subrogation, Etc.  Notwithstanding anything to the contrary in this US Guaranty, or in any other Loan Document,  each Guarantor hereby:

(a)                                  expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety), any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which such Guarantor may have or hereafter acquire against any US Credit Party in connection with or as a result of such Guarantor’s execution, delivery and/or performance of this US Guaranty, or any other documents to which such Guarantor is a party or otherwise; and

(b)                                 acknowledges and agrees (i) that this waiver is intended to benefit US Agent and US Lenders and shall not limit or otherwise effect any Guarantor’s liability hereunder or the enforceability of this US Guaranty, and (ii) that US Agent, Collateral Agent, US Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8 and their rights under this Section 2.8 shall survive payment in full of the Guaranteed Obligations.

2.9                                 Election of Remedies.  If US Agent and/or Collateral Agent may, under applicable law, proceed to realize benefits under any of the Loan Documents giving US Agent, Collateral Agent and US Lenders a Lien upon any US Collateral owned by any US Credit Party, either by judicial foreclosure or by non-judicial sale or enforcement, US Agent or Collateral Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this US Guaranty.  If, in the exercise of any of its rights and remedies, US Agent or Collateral Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any US Credit Party, whether because of any applicable laws pertaining to “election of remedies” or the like, Guarantors hereby consent to such action by US Agent or Collateral Agent and waive any claim based upon such action, even if such action by US Agent or Collateral Agent shall result in a full or partial loss of any rights of subrogation which Guarantors might otherwise have had but for such action by US Agent or Collateral Agent.  Any election of remedies which results in the denial or impairment of the right of US Agent or Collateral Agent to seek a deficiency judgment against any Credit Party shall not impair each Guarantor’s obligation to pay the full amount of the Guaranteed Obligations.  In the event US Agent shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, US Agent or Collateral Agent may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by US Agent or Collateral Agent but shall be credited against the Guaranteed Obligations.  The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this US Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which US Agent or Collateral Agent and US Lenders might otherwise be entitled but for such bidding at any such sale.

2.10                           Funds Transfers.  If any Guarantor shall engage in any transaction as a result of which any Borrower is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Credit Agreement (including any issuance or sale of such Guarantor’s Stock or any sale of its assets), such Guarantor shall distribute to, or make a contribution to the capital of, one or more of the Borrowers an amount equal to the mandatory prepayment required under the terms of the Credit Agreement.

3.                                       DELIVERIES.

In a form reasonably satisfactory to US Agent, Guarantors shall deliver to US Agent (with sufficient copies for each US Lender), concurrently with the execution of this US Guaranty and the Credit Agreement, the Loan Documents and other instruments, certificates and documents as are required to be delivered by Guarantors to US Agent under the Credit Agreement.

4.                                       OMITTED.

5.                                       FURTHER ASSURANCES.

Each Guarantor agrees, upon the written request of US Agent, Collateral Agent or any US Lender, to execute and deliver to US Agent, Collateral Agent or such US Lender, from time to time, any additional instruments or documents reasonably considered necessary by US Agent or such US Lender to cause this US Guaranty to be, become or remain valid and effective in accordance with its terms.

6.                                       PAYMENTS FREE AND CLEAR OF TAXES.

All payments required to be made by each Guarantor hereunder shall be made to US Agent, Collateral Agent and US Lenders free and clear of, and without deduction for, any and all present and future Taxes.  If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6) US Agent, Collateral Agent or US Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (b) such Guarantor shall make such deductions, and (c) such Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with Applicable Law.  Within thirty (30) days after the date of any payment of Taxes, each applicable Guarantor shall furnish to US Agent the original or a certified copy of a receipt evidencing payment thereof. Each Guarantor shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay US Agent, Collateral Agent and each US Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 6) paid by US Agent, Collateral Agent or such US Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.  Notwithstanding the foregoing, in no event shall US Agent, Collateral Agent or any US Lender be entitled to receive a gross-up amount in excess of that amount to which it would be entitled under the Credit Agreement with respect to the Guaranteed Obligations.

7.                                       OTHER TERMS.

7.1                                 Entire Agreement.  This US Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents and/or the Guaranteed Obligations.

7.2                                 Headings.  The headings in this US Guaranty are for convenience of reference only and are not part of the substance of this US Guaranty.

7.3                                 Severability.  Whenever possible, each provision of this US Guaranty shall be interpreted in such a manner to be effective and valid under Applicable Law, but if any provision of this US Guaranty shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this US Guaranty.

7.4                                 Notices.  Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this US Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified as follows:

(a)                                  If to US Agent, at:

GENERAL ELECTRIC CAPITAL CORPORATION

335 Madison Avenue

New York, New York 10017

ATTN:  RPP Account Officer

Fax:  (212) 370-8767

With a copy to:

GENERAL ELECTRIC CAPITAL CORPORATION

201 Merritt 7

Norwalk, Connecticut  06851

ATTN:  Corporate Counsel

Global Sponsor Finance

Fax:  (203) 956-4216

(b)                                 If to any US Lender, at the address of such US Lender specified in the Credit Agreement.

(c)                                  If to any Guarantor, at the address of such Guarantor specified on Schedule I hereto.

or at such other address as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) Business Days after the same shall have been deposited with the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 7.4), (iii) one (1) Business Day after deposit with a reputable overnight carrier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger.

7.5                                 Successors and Assigns.  This US Guaranty and all obligations of Guarantors hereunder shall be binding upon the successors and assigns of each Guarantor (including a debtor-in-possession on behalf of such Guarantor) and shall, together with the rights and remedies of US Agent, for itself and for the benefit of US Lenders, hereunder, inure to the benefit of US Agent and US Lenders, all future holders of any instrument evidencing any of the US Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the US Obligations or any portion thereof or interest therein shall in any manner affect the rights of US Agent and US Lenders hereunder.  Guarantors may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this US Guaranty.

7.6                                 No Waiver; Cumulative Remedies; Amendments.  Neither US Agent, Collateral Agent nor any US Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by US Agent and then only to the extent therein set forth.  A waiver by US Agent or Collateral Agent, for itself and the ratable benefit of US Lenders, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which US Agent or Collateral Agent would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of US Agent, Collateral Agent or any US Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this US Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by US Agent and Guarantors.

7.7                                 Termination.  This US Guaranty is a continuing guaranty and shall remain in full force and effect until the US Termination Date.  Upon payment and performance in full of the Guaranteed Obligations, US Agent shall deliver to Guarantors such documents as Guarantors may reasonably request to evidence such termination.

7.8                                 Counterparts.  This US Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

7.9                                 Limitation on Guaranteed Obligations.  Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

(a)                                  the net amount of all US Loans and other extensions of credit (including US Letters of Credit) advanced under the Credit Agreement and directly or indirectly re-loaned or otherwise transferred to, or incurred for the benefit of, such Guarantor, plus interest thereon at the applicable rate specified in the Credit Agreement; and

(b)                                 the amount which could be claimed by the US Agent, Collateral Agent and US Lenders from such Guarantor under this US Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Guarantor under Section 7.10.

7.10                           Contribution with Respect to Guaranteed Obligations.

(a)                                  To the extent that any Guarantor shall make a payment under this US Guaranty of all or any of the Guaranteed Obligations (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all of Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following payment in full in cash of the

Guaranteed Obligations and termination of the US Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)                                 As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this US Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)                                  This Section 7.10 is intended only to define the relative rights of Guarantors and nothing set forth in this Section 7.10 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this US Guaranty.

(d)                                 The rights of the parties under this Section 7.10 shall be exercisable upon the full payment in cash of the US Obligations and the termination of the US Commitments and US Letters of Credit.

(e)                                  The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.

8.                                       SECURITY.

To secure payment of each Guarantor’s obligations under this US Guaranty, concurrently with the execution of this US Guaranty, each Guarantor has entered into a Security Agreement pursuant to which each Guarantor has granted to Collateral Agent for the benefit of US Lenders a security interest in substantially all of its personal property and has entered into a Pledge Agreement pursuant to which each Guarantor has pledged all of the Stock of each of its Domestic Subsidiaries to Collateral Agent for the benefit of US Lenders.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this US Guaranty as of the date first above written.

RESOLUTION PERFORMANCE PRODUCTS INC., as a Guarantor

By:	/s/ Thomas Bausch
Title: Treasurer

RPP CAPITAL CORPORATION, as a Guarantor

By:	/s/ Thomas Bausch
Title: Treasurer

GENERAL ELECTRIC CAPITAL CORPORATION, as US Agent

By:	/s/ Kimberly A. Massa
Title: Duly Authorized Signatory

[Signature Page to US Guaranty]

SCHEDULE I

Resolution Performance Products Inc.

RPP Capital Corporation

c/o Resolution Performance Products LLC

1600 Smith Street, 24th Floor

Houston, Texas  77002

ATTN:  Chief Financial Officer and

Global Treasurer

Fax:  817-375-2305